UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: June 16, 2014

GulfSlope Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 City West, Suite 800
Houston, Texas  77042
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (281) 918 4100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

GulfSlope Energy, Inc. (the “Company”) completed the requirements to obtain leases on nine additional blocks (the “Leased Blocks”) the Company bid on at the March 2014 Central Gulf of Mexico Lease Sale 231 conducted by the Bureau of Ocean Energy Management (“BOEM”).  The Company completed the requirements to obtain the Leased Blocks by executing the respective lease agreements and wiring to the BOEM the outstanding bid amount and the first year lease rental payment for each block.  The Leased Blocks, the outstanding bid amount and the first year lease rental payment and the on-going annual lease rental payment for each block are set forth in the table below:

Awarded Blocks	Outstanding Bid Amount and 1ST year Lease Rental Payment	On-going annual lease rental payments
Vermilion, South Addition Block 393	$ 159,409	$ 35,000
Garden Banks Block 173	$ 710,406	$ 63,360
South Marsh Island, South Addition Block 183	$ 119,619	$ 24,750
Eugene Island, South Addition Block 378	$ 358,530	$ 35,007
Eugene Island, South Addition Block 390	$ 358,523	$ 35,000
Eugene Island, South Addition Block 395	$ 159,416	$ 35,007
Eugene Island, South Addition Block 397	$ 358,523	$ 35,000
Green Canyon Block 4	$ 45,070	$ 5,026
Green Canyon Block 5	$ 548,480	$ 63,195

The aggregate purchase price of the Leased Blocks was $3,108,514, with an on-going annual aggregate lease rental payment of $331,165.  The Leased Blocks comprise 40,731 acres in the Central Gulf of Mexico in water depths of less than 1,000 feet. The expiration of the Leased Blocks is June 2019.

As previously disclosed, the Company completed the requirements to lease ten other blocks.  The Company now has completed the requirements to lease 19 of the 22 blocks the Company was the apparent high bid on at the March 2014 Central Gulf of Mexico Lease Sale 231.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 16, 2014.

GULFSLOPE ENERGY, INC.

By:	/s/ John N. Seitz
John N. Seitz, Chief Executive Officer